                                                                      EXHIBIT 23

Board of Trustees
Church Loans & Investments Trust
Amarillo, Texas

We hereby consent to the use in this Registration Statement of our reports dated May 5, 2003 and April 30, 2002,  relating to the financial  statements of Church Loans &  Investments  Trust as of and for the years ended March 31, 2003 and 2002 and March 31, 2002 and 2001, respectively, and to the reference to our firm under the caption "Experts" in the Prospectus.

CLIFTON GUNDERSON LLP

Amarillo, Texas
July 3, 2003